Exhibit 5.1

Loeb & Loeb LLP

345 Park Avenue	Main	212.407.4000
New York, NY 10154-1895	Fax	212.407.4990

December 23, 2020

Viveon Health Acquisition Corp. c/o Gibson, Deal & Fletcher, PC Spalding Exchange 3953 Holcomb Bridge Road Suite 200 Norcross Georgia 30092

Re:	Viveon Health Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Viveon Health Acquisition Corp., a Delaware corporation (the “Company”), in connection with its preparation of a registration statement on Form S-1 (the “Registration Statement,” which term shall include the Prior Registration Statement as defined, and incorporated by reference, therein) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on or about the date hereof, relating to an underwritten public offering and sale of (i) 500,000 Firm Units, each Firm Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), one-half of one warrant (each a “Public Warrant”) and one right to receive one-twentieth (1/20) of a share of Common Stock (each a “Public Right,” and together with the Firm Units, the Common Stock, the “Public Securities”), each Public Warrant entitling its holder to purchase one whole share of Common Stock at an exercise price of $11.50 per share and (ii) 75,000 Firm Units (the “Over-Allotment Units”) for which the Underwriters have been granted an over-allotment option, pursuant to that certain Underwriting Agreement by and between the Company and the Representative, dated December 22, 2020 (the “Underwriting Agreement”) All capitalized terms used, but not defined, herein shall have the respective meanings given them in the Underwriting Agreement

The Public Warrants will be issued and sold pursuant to the terms of the Warrant Agreement, filed as an exhibit to the Registration Statement. The Public Rights will be issued and sold pursuant to the terms of the Rights Agreement, filed as an exhibit to the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction of the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein. We have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company, as to questions of fact material to this opinion.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Viveon Health Acquisition Corp.

December 23, 2020

Based upon the foregoing, we are of the opinion that the Public Securities and the Over-Allotment Units have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the State of Delaware and all applicable judicial and regulatory determinations. No opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your U.S. counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP